Exhibit 99.1

ASSIGNMENT FOR THE BENEFIT OF CREDITORS

(RCW 7.08 et seq.)

THIS ASSIGNMENT is made this 20th day of February 2018, by and between Ambient Water Corporation, P.O. Box 119, Liberty Lake, Washington 99019, formerly located at 7721 East Trent Avenue, Spokane Valley, Washington 99212 (hereinafter “Assignor”), and Barry W. Davidson, whose address is 601 West Riverside Avenue, Suite 1550, Spokane, Washington 99201 (hereinafter “Assignee”).

WHEREAS, the Assignor has been engaged in business of developing and marketing atmospheric water generation systems to produce clean water from humidity in the air for residential and commercial use, based on patented, patent pending, and proprietary technologies.

WHEREAS, the Assignor is indebted to numerous creditors as set forth on Schedule A annexed hereto, and is unable to pay all debts as they become due.  The Assignor is desirous of providing for the payment of outstanding debts to the extent possible, through an assignment of all of the Assignor’s property for that purpose.

NOW, THEREFORE, the Assignor, in consideration of the Assignee’s acceptance of this assignment, and for other good and valuable consideration, hereby grants, assigns, conveys, transfers, and sets over, unto the Assignee, and the Assignee’s successors and assigns, all of Assignor’s property, except such property as is exempt by law from levy and sale under an execution (and then only to the extent of such exemption), including, but not limited to, all real property, fixtures, goods, stock, inventory, equipment, furniture, furnishings, accounts receivable, general intangibles, bank deposits, cash, promissory notes, cash value and proceeds of insurance policies, claims, and demands belonging to the Assignor, wherever such property may be located (hereinafter collectively the “estate”), which property is, to the best knowledge and belief of the Assignor, fully and accurately set forth on Schedule B annexed hereto.

By making this assignment, the Assignor consents to the appointment of the Assignee as a general receiver with respect to the Assignee’s property in accordance with Chapter 7.60 RCW.  The Assignor further authorizes the Assignee, either in his capacity as Assignee or as a general receiver, in his sole discretion and authority, to file a Petition for Relief on behalf of the Assignor with the United States Bankruptcy Court under either Chapter 7 or Chapter 11 of the Bankruptcy Code.

The Assignee shall take possession and administer the estate, and shall liquidate the estate with reasonable dispatch and convert the estate into money, collect all claims and demands hereby assigned and to the extent they may be collectible, and pay and discharge all reasonable expenses, costs, and disbursements in connection with the execution and administration of this assignment from the proceeds of such liquidations and collections.

The Assignee shall then pay and discharge in full, to the extent that funds are available in the estate after payment of administrative expenses, costs, and disbursements, all of the debts and liabilities now due from the Assignor, including interest on such debts and liabilities in full, according to their priority as established by law, and on a pro rata basis within each class.

In the event that all debts and liabilities are paid in full, the remainder of the estate shall be returned to the Assignor.

To accomplish the purposes of this assignment, the Assignor hereby irrevocably appoints the Assignee as the Assignor’s true and lawful attorney in fact, with full power and authority to do all acts and things which may be necessary to execute and fulfill the assignment hereby created, to the same extent as such acts and things might be done by Assignor in the absence of this assignment, including but not limited to the power to demand and recover from all persons all property of the estate; to sue for the recovery of such property; to execute, acknowledge, and deliver all necessary deeds, instruments, and conveyances, and to grant and convey any or all of the real or personal property of the estate pursuant thereto; and to appoint one or more attorneys to assist the Assignee in carrying out the Assignee’s duties hereunder.

The Assignor hereby authorizes the Assignee to sign the name of the Assignor to any check, draft, promissory note, or other instrument in writing which is payable to the order of the Assignor, or to sign the name of the Assignor to any instrument in writing, whenever it shall be necessary to do so, to carry out the purposes of this assignment.

The Assignor declares, under penalty of perjury under the laws of the state of Washington, that the attached list of creditors and of the property of the Assignor is true and complete to the best of the Assignor’s knowledge.

ASSIGNOR:

AMBIENT WATER CORPORATION

/s/ Jeff T. Stockdale                            February 20, 2018

Jeff T. Stockdale

Date

President and Chief Operating Officer

ASSIGNEE:

The Assignee hereby accepts the trust created by the foregoing assignment, and agrees faithfully and without delay to carry out the Assignee’s duties under the foregoing assignment.

/s/ Barry W. Davidson             February 20, 2018

Barry W. Davidson

Date

Assignee

STATE OF WASHINGTON )
) *ss.*
COUNTY OF SPOKANE )

I certify that I know or have satisfactory evidence that Jeff T. Stockdale, the President and Chief Operating Officer of Ambient Water Corporation is the person who appeared before me, and said person acknowledged that he signed this instrument and acknowledged it as his free and voluntary act for the uses and purposes mentioned in this instrument.

DATED: February 20th, 2018

MARIAH HOADLEY
Notary Public
State of Washington
My Appointment Expires Sep 22, 2020

M. Hoadley

(Print Name) Mariah Hoadley
NOTARY PUBLIC for the State of Washington, residing at Liberty Lake
My appointment expires: Sept. 22, 2020